Exhibit 1.01

Conflict Minerals Report of Under Armour, Inc.

Overview

This is the Conflict Minerals Report for Under Armour, Inc. (“Under Armour,” the “Company” or “we”, “us” or “our”) for calendar year 2017 in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 1502”) and Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), that requires Under Armour to perform certain procedures and disclose information about the use and origin of conflict minerals if these minerals are deemed to be necessary to the functionality or production of a product manufactured, or contracted to be manufactured. The minerals covered by these rules are commonly referred to as “conflict minerals” and include tin, tantalum, tungsten and gold (collectively “3TG”).

Our principal business activities are the development, marketing and distribution of branded performance apparel, footwear and accessories for men, women and youth. The brand’s performance apparel and footwear are engineered in many designs and styles for wear in nearly every climate to provide a performance alternative to traditional products. Our products are sold worldwide and are worn by athletes at all levels, from youth to professional, on playing fields around the globe, as well as by consumers with active lifestyles. Our product offerings consist of apparel, footwear and accessories for men, women and youth.

Apparel

Our apparel is offered in a variety of styles and fits intended to enhance comfort and mobility, regulate body temperature and improve performance regardless of weather conditions. Our apparel is engineered to replace traditional non-performance fabrics in the world of athletics and fitness with performance alternatives designed and merchandised along gearlines.

Footwear

Our footwear offerings include running, basketball, cleated, slides and performance training and outdoor footwear. Our footwear is light, breathable and built with performance attributes for athletes.

Accessories

Accessories primarily include the sale of athletic performance gloves, bags and headwear.

Licensed Products

During 2017, our licensees offered collegiate, National Football League, Major League Baseball and National Basketball Association apparel and accessories, baby and kids’ apparel, team uniforms, socks, water bottles, eyewear, phone and golf accessories and other specific hard goods equipment that feature performance advantages and functionality similar to our other product offerings.

Reasonable Country of Origin Inquiry

Under Armour performed an initial assessment and determined that certain of its products may contain conflict minerals. Based on this assessment, in accordance with Section 1502 and Rule 13p-1, Under Armour performed a “reasonable country of origin inquiry” (an “RCOI”) to determine which of the products that were in its supply chain after January 1, 2017 in fact contain conflict minerals, and whether these minerals were sourced from the Democratic Republic of Congo or adjoining countries (the “Covered Countries”) or came from recycled or scrap sources. As a result of the RCOI process, Under Armour has concluded in good faith that, during 2017, conflict minerals were necessary to the functionality or production of certain of its product offerings, components or subassemblies, are sourced from a global supply base, and visibility into the source of these minerals was not sufficient to determine their source of origin.

Due Diligence

For 2017, in accordance with Rule 13p-1, Under Armour performed due diligence from February 2018 through April 2018 to determine the impacted products and their suppliers, the source of conflict minerals in the Company’s product offerings, whether any originated from the Covered Countries and identify the smelters/refiners in Under Armour’s supply chain.

Under Armour’s due diligence measures conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas Third Edition (OECD 2016) (the “OECD Framework”) and related supplements for each of the conflict minerals. This process includes building conflict minerals awareness across the supply base and surveying all suppliers that are known to or may provide products containing metal and/or conflict minerals.

Under Armour occupies a “downstream” position in the supply chain and followed the principles outlined in the OECD Guidance for downstream companies with no direct relationships to smelters or refiners. In this context, “downstream” refers to the supply chain from smelters and refiners to wholesalers and retailers of products; it includes companies such as ours, as well as product and component manufacturers and retailers.

As a downstream purchaser, Under Armour’s due diligence cannot provide absolute assurance regarding the source and chain of custody of any conflict minerals in its products. Under Armour relies, to a large extent, on the information collected from its suppliers, which may be inaccurate or incomplete. A summary of Under Armour’s activities in line with the OECD framework are outlined below.

Step 1: Establish strong company management systems:

Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas: The Company has a formal policy that reflects Under Armour's desire to ensure only responsible sourcing of parts and products containing necessary conflict minerals.

Structure internal management systems to support supply chain due diligence: Under Armour has a governance model to oversee the implementation and ongoing management of its conflict minerals compliance program. The governance structure is comprised of the core team consisting of members of the Product Safety & Compliance group with oversite by senior management including the Chief Supply Chain Officer.

Establish a system of controls and transparency over the mineral supply chain: On an annual basis Under Armour evaluates parts and suppliers in the supply chain for potential conflict minerals risk. Supplier agreements require suppliers and licensees to provide information on their use and source of conflict minerals. Under Armour participates in an industry association to enhance transparency in the supply chain. Under Armour documents key program decisions, processes, and procedures. Under Armour maintains conflict minerals records for a period of five years.

Strengthen company engagement with suppliers: Under Armour communicates its policy regarding conflict minerals to all Tier 1 suppliers and establishes expectations for their suppliers’ conflict minerals programs to enhance transparency in their supply chain.

Establish a company level grievance mechanism: Under Armour will provide a feedback mechanism on its website available to all interested parties to provide information or voice their concerns regarding the Company’s sourcing and use of conflict minerals in its products.

Step 2: Identify and assess risks in the supply chain:

Identify high-risk parts and suppliers: On an annual basis, Under Armour analyzes parts or products for conflict minerals and assesses the risks they contained conflict minerals from the affected areas.

Survey the suppliers: Under Armour requires suppliers to complete a survey based on the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”).

Collect responses: Under Armour conducts a review of supplier responses to determine that all required questions and sections of the supplier survey are completed and follows up with any supplier that does not complete all required questions.

Review supplier responses: Under Armour reviews survey responses, validates them for completeness and sufficiency and follows up with suppliers as necessary. Based on this review, each survey is assigned a conflict minerals status code, which categorizes the supplier into groups for internal reporting, supplier education and remediation purposes.

Aggregate supplier survey responses: Under Armour reviews aggregated supplier survey responses and reports key metrics to members of the core team as part of the conflict minerals reporting process.

Review and assess smelter information: Under Armour conducts a review of summary smelter information to determine if the smelter is certified as conformant, active or presents a “red flag” as defined by the OECD Guidance. To make the determination of each smelter’s conflict status, Under Armour relies upon information provided by the RMI. RMI conducts a risk based assessment to certify smelters and refiners worldwide as being conformant or active after confirming specific information including country of origin for 3TGs that the smelter/refiner may purchase for its operations. RMI makes available to the public the list of smelters/refiners that have been certified by RMI as conformant or active.

Step 3: Design and implement a strategy to respond to identified risks:

Report findings to designated senior management outlining the information gathered and the actual and potential risks identified in the supply chain risk assessment: Under Armour completes an OECD gap analysis periodically and provides a summary of the identified risks and gaps to senior management with a recommended action plans to reduce risks and close gaps.

Devise and adopt a risk management plan: Under Armour is in the process of redeveloping its risk mitigation plan, with the goal of systematically reducing the extent of exposure to certain risks and the likelihood of its occurrence.

Implement the risk management plan, monitor and track performance of risk mitigation, report back to designated senior management and consider suspending or discontinuing engagement with a supplier after failed attempts at mitigation: Under Armour will implement a risk management plan and monitor its execution once operationalized.

Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances: Additional fact finding, risk assessments, and changes in circumstances will take place as part of Under Armour's annual review of its conflict minerals compliance program.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices:

Based on its position in the supply chain, Under Armour is not positioned to conduct audits of smelter/refiner’s due diligence practices directly and will continue to rely upon organizations such as the RMI for information on conformant smelters.

Step 5: Report annually on supply chain due diligence:

Annually report or integrate, where practicable, into annual sustainability or corporate responsibility reports, additional information on due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas: Annually, Under Armour summarizes, reviews, and approves compliance results and completes the Form Specialized Disclosure and the Conflict Minerals Report and timely files this report with the Securities and Exchange Commission.

For 2017 the due diligence procedures described above resulted in the following assertions:

Under Armour is unable to determine and to describe all of the facilities used to process those conflict minerals necessary to the functionality or production of its products.

Certain suppliers responding to Under Armour’s inquiries indicated in their responses that the information provided was at a company or divisional level and did not include a list of smelters; therefore, Under Armour was unable to determine their country of origin.

Consistent with the OECD Guidance for downstream companies, Under Armour’s efforts to determine the mine or location of origin of necessary conflict minerals with the greatest possible specificity encompassed the due diligence measures described above. This included a review of whether the smelters reported to be in the supply chain of Under Armour’s direct suppliers were verified as conformant with the Responsible Minerals Assurance Process (“RMAP”) (http://www.responsiblemineralsinitiative.org/) assessment protocols. The results of these due diligence measures were not conclusive.

Risk Mitigation and Future Due Diligence Measures

Under Armour’s core team will continue to improve its due diligence efforts over the 2018 calendar year through increasingly focused efforts including (but not limited to):

•	Ensuring conflict minerals requirements are identified during onboarding of new suppliers;

•
As part of the redevelopment of the Company’s risk mitigation plan, detailing correction action to take toward unresponsive suppliers that may include removal from the Company’s list of approved vendors; and

•	Broadening access to the feedback mechanism to ensure access to all parties interested in voicing their concerns regarding the Company’s sourcing and use of conflict minerals in its products.

Reasonable Country of Origin Inquiry Results

Based on the processes described above Under Armour achieved a 93% response rate, highlighting the Company’s continuing commitment to a conflict minerals program and due diligence process. The results were as followed:

Under Armour received the following results from its Reasonable Country of Origin Inquiry:

Initial Assessment and Survey:

Suppliers identified as known or likely to contain Conflict Minerals: 45
Suppliers surveyed: 45
Responses received: 42

Based on the process described above, Under Armour received responses from 42 direct material suppliers, representing 93% of the suppliers surveyed that were used in its 2017 manufactured goods.

Based on the information provided by Under Armour’s suppliers utilized through December 31, 2017, Under Armour believes that the facilities that may have been used to process 3TG’s in Under Armour’s in-scope product include the smelters and refiners noted below:

Smelters*	Gold	Tin	Tungsten	Tantalum
Number of Smelters	32	38	0	0
Number of Smelters and Refiners listed as "Conformant" by the RMI	94%	97%	0%	0%

*The supplier responses included Conformant/Conflict Free, Known, Active and Unknown smelters, but based on the absence of reliable information on the Unknown smelters, only the Conformant, Known and Active smelters are included.

Under Armour believes that the facilities that may have been used to process 3TG’s in Under Armour’s products include the smelters and refiners listed in Appendix I below. The supplier responses included Conformant/Conflict Free, Active, Known and Unknown smelters, but based on the absence of reliable information on the Unknown smelters, only the Conformant, Active and Known smelters have been included.

“Compliant/Conflict Free” identifies all smelters or refiners that are conformant with the RMAP assessment protocols. Smelters and refiners with a “re-audit in progress” are still considered to be RMAP conformant. “Active” means that the smelter or refiner participants in the RMAP and have committed to undergo an audit or are participating in one of the cross-recognized certification programs. Smelters and refiners are identified as Active in the RMAP once they submit a signed Agreement for the Exchange of Confidential Information, Auditee Agreement, and have submitted a due diligence checklist. A smelter or refiner is listed as “Known” if it was not Conformant or Active but is listed on the CMRT Smelter Reference List. The status information reflected in this table is current as of April 27, 2018.

Due to Under Armour’s position in the supply chain, which is discussed earlier in this Conflict Minerals Report, Under Armour relies on its suppliers for accurate smelter or refiner information and its RCOI and due diligence measures do not provide certainty regarding the source and chain of custody of the necessary 3TG minerals contained in its in-scope products. In addition, the compliance status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by Under Armour.

APPENDIX I

Smelter ID	Metal (*)	Smelter Name	Smelter Country	RMI Status
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
CID000082	Gold	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN	Conformant
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
CID000113	Gold	Aurubis AG	GERMANY	Conformant
CID000185	Gold	CCR	CANADA	Conformant
CID000233	Gold	Chimet S.p.A.	ITALY	Conformant
CID002224	Gold	China Henan Zhongyuan Gold Smelter	CHINA	Conformant
CID001322	Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Known
CID002243	Gold	Fujian Zijin mining stock company gold smelter	CHINA	Conformant
CID000707	Gold	Heraeus Ltd. Hong Kong	CHINA	Conformant
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
CID000814	Gold	Istanbul Gold Refinery	TURKEY	Conformant
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
CID001798	Gold	MEM(Sumitomo Group)	JAPAN	Conformant
CID001161	Gold	Metal?rgica Met-Mex Pe?oles, S.A. de C.V	MEXICO	Conformant
CID001980	Gold	Metallurgie Hoboken Overpelt	BELGIUM	Conformant
CID001153	Gold	Metalor Switzerland	SWITZERLAND	Conformant
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
CID002510	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Conformant
CID001534	Gold	Royal Canadian Mint	CANADA	Conformant
CID002973	Gold	Safimet S.p.A	ITALY	Known
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
CID001875	Gold	Shonan Plant Tanaka Kikinzoku	JAPAN	Conformant
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
CID000292	Tin	Alent plc	UNITED STATES OF AMERICA	Conformant
CID001460	Tin	Brand RBT	INDONESIA	Conformant
CID000244	Tin	China Rare Metal Material Co., Ltd.	CHINA	Conformant
CID001070	Tin	China Tin (Hechi)	CHINA	Conformant
CID002180	Tin	China Yunnan Tin Co Ltd.	CHINA	Conformant
CID002593	Tin	CV Tiga Sekawan	INDONESIA	Conformant
CID000315	Tin	CV United Smelting	INDONESIA	Conformant
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
CID000402	Tin	Dowa	JAPAN	Conformant

Smelter ID	Metal (*)	Smelter Name	Smelter Country	RMI Status
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID000468	Tin	Fenix Metals	POLAND	Conformant
CID001182	Tin	Funsur Smelter	PERU	Conformant
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
CID001482	Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA	Conformant
CID001231	Tin	Jiangxi Nanshan	CHINA	Active
CID001477	Tin	Kundur Smelter	INDONESIA	Conformant
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
CID002773	Tin	Metallo Belgium N.V.	BELGIUM	Conformant
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
CID001337	Tin	OMSA	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID002776	Tin	PT Bangka Prima Tin	INDONESIA	Conformant
CID001419	Tin	PT Bangka Tin Industry	INDONESIA	Conformant
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
CID001434	Tin	PT DS Jaya Abadi	INDONESIA	Conformant
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
CID001453	Tin	PT Mitra Stania Prima	INDONESIA	Conformant
CID001458	Tin	PT Prima Timah Utama	INDONESIA	Conformant
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
CID001493	Tin	PT Tommy Utama	INDONESIA	Conformant
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
CID001898	Tin	Thai Solder Industry Corp., Ltd.	THAILAND	Conformant
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant